Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Cellegy Pharmaceuticals, Inc. (the "Company") on Form 10-Q for the three months ended June 30, 2003 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), K. Michael Forrest, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     i. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     ii. The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company.

                                     By: /s/ K. Michael Forrest

                                         ---------------------------------------

                                         K. Michael Forrest
                                         Chairman, President and Chief Executive
                                         Officer
                                         Date: August 13, 2003


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